Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 5, 2003 relating to the financial statements and financial statement schedule of Environmental Strategies Consulting LLC, (formerly, "Environmental Strategies Corporation"), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 2, 2004